SECOND AMENDMENT TO

SECURITIES LENDING AUTHORIZATION AGREEMENT

BETWEEN

EACH TRUST LISTED ON SCHEDULE B HERETO,

ON BEHALF OF EACH RESPECTIVE SERIES OF EACH SUCH TRUST,

SEVERALLY AND NOT JOINTLY, AS SET FORTH ON SCHEDULE B

AND

STATE STREET BANK AND TRUST COMPANY

This Second Amendment (this “Amendment”) dated as of March 1, 2007 is between each of the Trusts Listed on Schedule B hereto (each, a “Trust”), on behalf of each respective series of each such Trust, severally and not jointly, as listed, respectively, on Schedule B (each such series, a “Fund”, and collectively, the “Funds”), and State Street Bank and Trust Company, a Massachusetts trust company, its affiliates or subsidiaries (collectively referred to herein as “State Street”).

Reference is made to a Securities Lending Authorization Agreement dated August 1, 2005 between the Funds and State Street, as in effect on the date hereof prior to giving effect to this Amendment (the “Agreement”). The Funds and State Street both desire to amend the Agreement as set forth below.

For value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respect:

1. Definitions. All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2. Amendment.

The Agreement is hereby amended by deleting Schedule B to the Agreement in its entirety and replacing it with the revised Schedule B attached hereto.

3. Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified, and the Agreement is ratified and affirmed as being in full force and effect. This Amendment, the Agreement and the other documents and certificates referred to in the Agreement constitute the entire understanding of the parties with respect to the subject matter thereof and supersede all prior and current understandings and agreements, whether written or oral. This Amendment shall be construed in accordance the laws of the Commonwealth of Massachusetts.

4. Effective Date. This Second Amendment shall be effective as of March 1, 2007.

IN WITNESS WHEREOF, the parties hereto execute this Amendment as an instrument under seal by their duly authorized officers by affixing their signatures below.

EACH OF THE PHOENIX SERIES FUND, PHOENIX ASSET TRUST, PHOENIX INVESTMENT TRUST 97, PHOENIX INVESTMENT TRUST 06, PHOENIX EQUITY TRUST, THE ZWEIG FUND, INC., THE ZWEIG TOTAL RETURN FUND, INC., AND PHOENIX ADVISER TRUST ON BEHALF OF EACH RESPECTIVE SERIES OF EACH SUCH TRUST AS SET FORTH ON SCHEDULE B, SEVERALLY AND NOT JOINTLY	THE PHOENIX EDGE SERIES FUND, ON BEHALF OF EACH RESPECTIVE SERIES OF SUCH TRUST AS SET FORTH ON SCHEDULE B, SEVERALLY AND NOT JOINTLY

By:		By:
Name:	W. Patrick Bradley	Name:	W. Patrick Bradley
Title:	Chief Financial Officer and Treasurer	Title:	Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Suzanne Lee
Name:	Suzanne Lee
Title:	Senior Managing Director, Securities Finance

Schedule B

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 1st day of August 2005 between EACH TRUST LISTED ON SCHEDULE B HERETO (each a “Trust”), ON BEHALF OF EACH RESPECTIVE SERIES OF EACH SUCH TRUST (each, a “Fund,” and collectively, the “Funds”), SEVERALLY AND NOT JOINTLY, AS SET FORTH ON SCHEDULE B and STATE STREET BANK AND TRUST COMPANY (“State Street”), as amended.

Trust Name	Fund Name	Taxpayer Identification Number	Tax Year-End	Lending Limits
Phoenix Series Fund	Phoenix Balanced Fund	04-2987660	10/31	27%
	Phoenix Capital Growth Fund (f.k.a. Phoenix-Engemann Capital Growth Fund)	04-2987654	10/31	27%
	Phoenix Core Bond Fund	04-2987655	10/31	27%
	Phoenix Mid-Cap Growth Fund (f.k.a. Phoenix-Engemann Mid-Cap Growth Fund)	04-2987666	10/31	27%
	Phoenix HighYield Fund (f.k.a. Phoenix-Goodwin High Yield Fund)	04-2987667	10/31	27%

Phoenix Asset Trust (f.k.a. Phoenix-Kayne Funds)	Phoenix Rising Dividends Fund (f.k.a. Phoenix-Kayne Rising Dividends Fund)	95-6981193	12/31	24%
	Phoenix Small-Mid Cap Fund (f.k.a. Phoenix-Kayne Small Cap Fund)	95-7015400	12/31	24%

Phoenix Investment Trust 97	Phoenix Small-Cap Value Fund	04-3399200	8/31	27%

Phoenix Investment Trust 06 (f.k.a. The Phoenix-Engemann Funds)	Phoenix All-Cap Growth Fund	95-6854473	12/31	27%

Phoenix Equity Trust	Phoenix Worldwide Strategies Fund	13-6066130	6/30	27%

The Phoenix Edge Series Fund	Phoenix Capital Growth Series (f.k.a. Phoenix-Engemann Capital Growth Series)	04-2958529	12/31	27%
	Phoenix Multi Sector Fixed Income Series (f.k.a. Phoenix-Goodwin Multi-Sector Fixed Income Series)	04-2958532	12/31	27%
	Phoenix-Aberdeen International Series	04-3085418	12/31	27%
	Phoenix Strategic Allocation Series (f.k.a. Phoenix-Engemann Strategic Allocation Series)	04-2958531	12/31	27%

The Zweig Fund, Inc.	The Zweig Fund, Inc.	13-3353326	12/31	15%

The Zweig Total Return Fund, Inc.	The Zweig Total Return Fund, Inc.	13-3474242	12/31	15%

Phoenix Adviser Trust	Phoenix Foreign Opportunities Fund	33-1070585	2/28	27%